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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We refer to the registration statement of Form SB-2 of Centennial Specialty Foods Corporation ("the Company") proposed to be filed with the Securities and Exchange Commission on or after August 1, 2003 related to the registration of the Company's Common Stock. We hereby consent to the references to our firm and confirm the information relating to our firm set forth under the heading "Engagement of New Auditors" in the Company's Registration Statement.

                                       /s/ Saltzman Hamma Nelson Massaro LLP
                                       Saltzman Hamma Nelson Massaro LLP

August 4, 2003
Denver, Colorado